                                                             Exhibit No. 23(j)

                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer California Municipal Fund:

We consent to the use in this Registration Statement of Oppenheimer
California Municipal Fund of our report dated August 21, 2003, included in the Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial
Highlights" appearing in the Prospectus, which is also part of such
Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

                              /s/ KPMG LLP
                              KPMG LLP

Denver, Colorado
September 24, 2003